UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 Commission file number	62-0474417 (I.R.S. Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As reported in TVA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, on May 11, 2007, TVA executed an amendment to its $1,250,000,000 Spring Maturity Credit Agreement with Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as a Lender, renewing this agreement for a term ending on May 14, 2008.   Similarly, on November 2, 2007, TVA executed a second amendment to its $1,250,000,000 Fall Maturity Credit Agreement with Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as a Lender, renewing this agreement for a term ending on November 10, 2008.  TVA has never borrowed under either credit facility.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in TVA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, TVA announced on March 30, 2007, the pending retirement of Karl W. Singer.  On March 28, 2007, TVA entered into a separation agreement with Karl W. Singer under which Mr. Singer voluntarily resigned effective as of September 30, 2007.  The terms of the agreement included the following:

•
TVA agreed to award Mr. Singer Executive Annual Incentive Plan (“EAIP”) and Executive Long-Term Incentive Plan (“ELTIP”) award payouts assuming achievement of 100 percent of the target goals for the EAIP for 2007 and the ELTIP for the performance period ended September 30, 2007, without regard to actual performance, which amounted to payments of $336,000 and $288,000, respectively;

•
Mr. Singer would receive the full $100,000 credit under TVA’s Long-Term Deferred Compensation Plan associated with the Browns Ferry Unit 1 recovery project for 2007, without regard to the actual milestone achievement;

•
Mr. Singer would become vested in the balance of his Long-Term Deferred Compensation Plan account as of September 30, 2007, and this amount, which is equal to $648,937, would be distributed to Mr. Singer in a lump sum, in accordance with his previous election, within 30 days of the effective date of his resignation;

•
Mr. Singer’s resignation would be considered an approved termination under the Supplemental Executive Retirement Plan (“SERP”), thereby entitling Mr. Singer to receive SERP benefits which as of September 30, 2007, had a value of $1,568,871, with such benefits to be paid in five annual installments beginning no earlier than age 55; and

•
Mr. Singer would be eligible to continue TVA medical insurance available to active employees for 12 months after the effective date of his resignation (October 2007 through September 2008) at the cost an active amployee would pay for such insurance.

A copy of the March 28, 2007 separation agreement is attached as Exhibit 99.1 hereto.

As previously reported on Form 8-K, in June 2007, Joseph R. Bynum announced his retirement from TVA.  On June 5, 2007, TVA entered into a separation agreement with Mr. Bynum under which Mr. Bynum will voluntarily resign effective January 7, 2008.  The terms of the agreement included the following:

•
Mr. Bynum would be eligible for an EAIP award based on fiscal year 2007 performance and an ELTIP award for the performance cycle ending September 30, 2007, under which he received $204,771 and $196,650, respectively;

•
Mr. Bynum’s resignation would be considered an approved termination under the SERP, thereby entitling Mr. Bynum to receive SERP benefits which as of September 30, 2007, had a value of $2,953,288, with such benefits to be paid in five annual installments following termination; and

•
Mr. Bynum would be eligible to continue TVA medical insurance available to active employees for 12 months after the effective date of his resignation (February 2008 through January 2009) at the cost an active amployee would pay for such insurance.

A copy of the June 5, 2007 separation agreement is attached as Exhibit 99.2 hereto.

On May 31, 2007, the TVA Board of Directors (“Board”) approved a compensation plan (the “Plan”).  The Plan establishes the general principles for compensation for TVA management and employees, in accordance with the Tennessee Valley Authority Act of 1933, as amended, 16 U.S.C. §§ 831-831ee.  Under the Plan, the Board has reserved to itself the authority to approve any amendments to the Plan, to approve compensation for the Chief Executive Officer (“CEO”) and all managers who report directly to the CEO, and to annually review and approve salaries of employees whose salaries exceed Executive Schedule Level IV.  The Board has also delegated to the CEO all other authority regarding personnel and compensation actions not reserved to the Board in the Plan.  A copy of the May 31, 2007 compensation plan is attached as Exhibit 99.3 hereto.

On September 27, 2007, the Board approved TVA’s 2008 Winning Performance Balanced Scorecard, which is used to determine the annual incentive of all participants in the EAIP, including Tom D. Kilgore, Kimberly S. Greene, John M. Hoskins, William R. McCollum, Jr., and Ashok S. Bhatnagar (the “Named Executive Officers”), as well as all other non-executive TVA employees who participate in TVA’s Winning Performance Team Incentive Plan.  The performance measures, weights, and goals approved by the TVA Board for the 2008 TVA Winning Performance Balanced Scorecard are set forth below:

2008 TVA Winning Performance Balanced Scorecard

		Goals
Performance Measure	Weight [1]	Threshold (75%)	Target (100%)	Maximum (125%)

Customers
TVA’s Delivered Cost of Power ($/MWh Sales)
Delivered Cost of Power Excluding Fuel Cost Adjustment (FCA) Costs ($/MWh Sales)		33.91	33.64	33.37
FCA Costs ($/MWh Sales)		19.48	19.10	18.71
Economic Development Index (Actual/Plan)		100	115	120
Participation in Energy Efficiency & Peak Shaving Initiatives (Percent)		96	97	99
Customer Satisfaction Survey (% Satisfied)		82	86	89
Connection Point Interruptions (Interruptions per Connection Point)	30%	0.90	0.85	0.80

People
Cultural Health Index		64.3	66.3	68.3
Safe Workplace (Injuries/Hours Worked)		1.50	1.34	1.17

Financial
Debt-like Obligations/Asset Value (Percent)		72.3	72.2	72.1
Earnings/Asset Value (Percent)		10.4	10.5	10.6
Non-Fuel O&M ($/MWh Sales)	40%	13.45	13.20	12.95

Assets/Operations
Key Environmental Metrics (Index)		100	120	140
Megawatt Demand Reduction (MW/Reduced)		63.9	65.2	66.5
Equivalent Availability Factor (Percent)	30%	89.0	89.5	90.0

1 For 2008, only three performance measures on the TVA Winning Performance Balanced Scorecard will be tied to incentive payout: (1) Connection Point Interruptions, (2) Non-Fuel O&M, and (3) Equivalent Availability Factor.  Other measures may be incentivized at the business unit level.

As shown in the table above, the 2008 TVA Winning Performance Balanced Scorecard established threshold, target, and maximum achievement levels for each of the performance measures.  Performance levels between threshold and target achievement levels, and between target and maximum achievement levels, are calculated using straight-line interpolation.  Threshold achievement levels were set to recognize normal, satisfactory performance for each performance measure based on the budget and business plans for 2008.  Target achievement levels were set to recognize good performance over and above threshold achievement levels.  Maximum achievement levels were set to recognize excellent performance substantially above threshold achievement levels. This approach to establishing achievement levels resulted in a good likelihood (approximately 80 percent chance) of meeting threshold achievement levels, a reasonable likelihood (approximately 60 percent chance) of meeting target achievement levels, and a small likelihood (approximately 20 percent chance) of meeting maximum achievement levels.

The 2008 TVA Winning Performance Balanced Scorecard represents 30 percent of the potential payout under the EAIP for 2008 for the Named Executive Officers.  Of the remaining 70 percent, (1) 30 percent is tied, in the case of Mr. Bhatnagar, to the performance of his business unit or, in the case of Mr. Kilgore, Ms. Greene, Mr. Hoskins, and Mr. McCollum, to a composite average of the performance of all TVA business units, (2) 30 percent is tied to the achievement of individual goals, and (3) 10 percent is tied to the assessment of the executive’s performance during 2008 by the Chief Executive Officer or, in the case of Mr. Kilgore, by the TVA Board.

Awards earned under the EAIP for 2008 will be calculated as the product of (1) base salary, (2) the annual incentive opportunity, and (3) the percent of opportunity achieved.  For 2008, the base salary and annual incentive opportunity are $650,000 and 125% for Mr. Kilgore, $500,000 and 65% for Ms. Greene, $263,000 and 40 percent for Mr. Hoskins, $721,000 and 70% for Mr. McCollum, and $434,520 and 60 percent for Mr. Bhatnagar, and the percent of opportunity achieved for each Named Executive Officer will be determined in accordance with the methodology described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Separation Agreement Between TVA and Karl W. Singer Dated as of March 28, 2007
99.2	Separation Agreement Between TVA and Joseph R. Bynum Dated as of June 5, 2007
99.3	TVA Compensation Plan Approved by the TVA Board on May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

Date: December 11, 2007                                            /s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and
Executive Vice President, Financial Services

EXHIBIT INDEX

These exhibits are filed pursuant to Item 5.02.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Separation Agreement Between TVA and Karl W. Singer Dated as of March 28, 2007
99.2	Separation Agreement Between TVA and Joseph R. Bynum Dated as of June 5, 2007
99.3	TVA Compensation Plan Approved by the TVA Board on May 31, 2007